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                                                                   EXHIBIT 10.29


                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into this 5th day of December, 2000, by and between North Coast Energy, Inc., a Delaware corporation, (the "Company"), and Garry Regan ("Regan").

                                    RECITALS:

         Regan is the President of the Company and is directly responsible for overseeing the sales and marketing activities associated with the Company's annual formation of one or more drilling programs. In June 2000, Private Placement Memorandums were distributed to interested broker-dealers in connection with the private placement of up to $5,000,000 of units of partnership interest in the North Coast Energy 2000 Appalachian Private Drilling Program (the "2000 Drilling Program").

         The Company's budget for fiscal year 2001 (which ends on March 31, 2001), anticipates that at least $3.5 million in the sale of units in the 2000 Drilling Program will be realized as a result of Regan's and the broker-dealer network's efforts, although there is no certainty that such level of success will be realized. Nevertheless, the Company is desirous of surpassing the amount budgeted for in drilling program capital and the Company's management is cognizant that there is now less than one month in which the funds can be raised since the Private Placement Memorandum specifies a December 28, 2000, offering termination date. In addition, the Company is cognizant that Regan's Restated Employment Agreement with the Company will expire on May 2, 2001, and the Company has advised Regan that his contract will not be renewed. In view of the short period of time remaining in Regan's term of employment, the Company's management, as well as its Stock Option and Compensation Committee, have reviewed various methods of providing Regan with additional incentive to assist in surpassing the Company's budget target and have concluded that it is in the Company's best interests to incentivize Regan on the commission basis hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the satisfaction of the following conditions: (a) the approval of this Agreement by the Board of Directors of the Company and (b) the execution and delivery of this Agreement by all parties hereto.

         2. OBLIGATION OF REGAN. Regan agrees to use his best efforts to meet the Company's fiscal 2001 budgeted drilling funds objective and to surpass that threshold of sales. A use of best efforts shall not, however, be interpreted in such a manner as would require Regan to neglect the other responsibilities of his office and no specific amount of sales shall be required to establish Regan' s performance hereunder.

         3. PAYMENT OF COMMISSION. Subject to the provisions of Section 4 hereinbelow, the



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                  Company agrees to pay Regan a commission of four percent (4%)
                  of the aggregate subscription amount received by the North Coast Energy 2000 Appalachian Private Drilling Program, determined as of December 28, 2000. This commission will not be due and payable until May 2, 2001, the last day of the term of Regan's Restated Employment Agreement with the Company. The Company may, in its sole discretion, elect to make payment of the accrued commission, without interest, in two equal installments, one payable on May 2, 2001, and the second on July 2, 2001, the first business day of the ensuing fiscal quarter. Such election shall be made and communicated to Regan no later than April 20, 2001. Notwithstanding the date prescribed for calculation of the commission, Regan shall not be entitled to commission on any subscriptions which are subsequently refunded to the investor, for any reason whatsoever, or on any monies invested by the Company or any of its affiliates. If any of the units upon which a commission is to be paid are, as of May 2, 2001, the subject of litigation or threatened litigation in which a claim for rescission of the original subscription is made, then the Company may withhold payment of the commission attributable to such units until such time as the litigation is resolved.

         4. DISCRETION OF COMPANY IN EXERCISE OF GREENSHOE PROVISION. It is acknowledged by the parties that the Private Placement Memorandum contains a greenshoe provision which enables the Company, in its sole discretion, to increase the maximum aggregate subscriptions that may be accepted by the Company from $5,000,000 to $6,000,000. Notwithstanding any other provision of the Agreement, the Company shall have no obligation to accept more than $5,000,000 in maximum aggregate subscriptions for the 2000 Drilling Program and Regan shall at no time be entitled to or have a claim for any commission on subscriptions accepted by the Company in excess of the maximum aggregate amount of $5,000,000, it being agreed that only those subscriptions up to and including an aggregate of $5,000,000 shall be subject to the payment of a commission hereunder.

         5. NO GUARANTY OF CONTINUED EMPLOYMENT. Nothing contained in this Agreement shall be so construed as to provide Regan with a guaranty of continued employment under all circumstances for the remainder of his Restated Employment Agreement, it being understood that the Company reserves its rights thereunder with respect to the provisions concerning termination for cause.

         6. CONFIDENTIALITY. . Both Regan and the Company agree to maintain the confidentiality of this Agreement and not to disclose its contents until such date as either party may be required to make a disclosure to the Securities and Exchange Commission, NASD or other governmental agency.

         7. ADVICE OF COUNSEL. Each of the parties hereto acknowledges that he/it has been advised that he/it has the right to consult with and has consulted with an attorney of his/its own choice prior to executing this Agreement and has a full understanding of its terms and meaning.


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         8.      ENTIRE AGREEMENT. This Agreement represents the entire
                 agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether in the form of past written agreements, drafts of understanding or oral understandings; provided, however, any other agreement executed contemporaneous with this Agreement and dealing with subject matter other than the herein described incentive commission plan shall remain in full force and effect.

         9. GOVERNING LAW. This Agreement shall be construed under and the rights of the parties hereto shall be governed by the laws of the State of Ohio without regard to the principles of conflict of laws thereof. Any action brought by either party to this Agreement arising out of or pertaining to the subject matter of this Agreement shall be brought in the Court of Common Pleas of Summit County, Ohio, or in the U.S. District Court for the Northern District of Ohio. Both parties consent to and waive any objection to venue and jurisdiction in either of the foregoing courts, and do further hereby acknowledge any of the aforementioned courts to be a proper forum.

         10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. The signature of any party to any counterpart, including any facsimile thereof, may be appended to any other counterpart and when so appended shall constitute an original.

         11. BINDING EFFECT. This Agreement shall inure to the benefit of the parties, their respective heirs, successors and assigns. Notwithstanding the foregoing provision, Regan shall not be permitted to delegate his responsibilities hereunder, and any such attempt to delegate the best efforts obligation contained in Section 2 hereof to another person or entity shall act as a termination of the obligation of the Company to pay a commission to Regan on any units that may be sold after the date of such attempted delegation.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or twenty-four (24) hours after being sent by confirmed facsimile transmission, with subsequent mail delivery, or three (3) days after being mailed (by registered or certified mail, return receipt requested), in each case to parties at the following addresses, or such other address for a party as shall be specified by like notice:

                          a)   If to Regan:

                               6735 Walnut Drive
                               Gates Mills, Ohio 44040




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                               With a copy to:

                               James P. Farmer, Jr., Esq.
                               Schneider, Smeltz, Ranney & LaFond P.L.L.
                               Suite 1000
                               1111 Superior Avenue
                               Cleveland, Ohio 44114-2507


                          b)   If to the Company:

                               North Coast Energy, Inc.
                               1993 Case Parkway
                               Twinsburg, Ohio 44087

                               Attn:  General Counsel

         IN WITNESS WHEREOF, the parties have represented to one another that they have carefully read the foregoing terms of this Agreement, that they know and understand the contents of this Agreement, that they have authority to execute this Agreement, that they have undertaken to sign the same as their own respective free act and deed, having declared their intention to be bound contractually by all such terms and conditions, and do hereby execute and deliver this Agreement this 5 day of December, 2000.

                                            NORTH COAST ENERGY, INC.

                                            By:    /s/ Omer Yonel
                                                   ---------------
                                                   Omer Yonel
                                                   Chief Executive Officer

                                                   /s/ Garry Regan
                                                   ----------------
                                                   Garry Regan (Individually)







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